Memorandum

To:

Don Shaffer

CC:

David A. Perdue

From:

Susan S. Lanigan

Date:

5/7/2003

Re:

Harpeth Hall School Payment

Don –

This will confirm Dollar General Corporation’s commitment to you, contingent upon your execution of the Settlement Agreement, General Release and Covenant Not to Sue attached to your November 12, 2002 Employment Agreement, and for other valuable consideration. To wit:

If, prior to the beginning of the 2003-2004 Harpeth Hall School year, you and your family move your primary residence at least 100 miles from Nashville, Tennessee and your daughter does not begin her 2003-2004 school year at Harpeth Hall, and

If, as a result, you are unable to obtain a refund of any tuition deposits you have paid for the 2003-2004 Harpeth Hall School year and/or you are unavoidably required to pay additional tuition,

Then Dollar General Corporation will reimburse you for any such unrecoverable or unavoidable payments, up to $13,500.

/s/ Susan S. Lanigan

Susan S. Lanigan

Vice President, General Counsel

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